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                                                                  EXHIBIT 10.8

                                AMENDMENT NO. 1
                                     TO THE
                          GULFMARK INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         Pursuant to the terms and provisions of Section 13 of the GulfMark International, Inc. Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Plan"), GulfMark International, Inc., a Delaware corporation (the "Company"), hereby adopts the following Amendment No. 1 to the Plan (the "Amendment No. 1").

                                       1.

         The second, third, fourth, fifth, sixth, seventh and eighth paragraphs of Section 12 of the Plan are hereby amended in their entirety by substituting the following therefor:

                 "In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board of Directors (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make adjustments, determined by the Board of Directors in its discretion to be appropriate, as to the number and kind of securities reserved under and subject to the automatic grant provisions of the Plan and, in order to prevent dilution or enlargement of rights of participants, as to the number, kind and where applicable, the option exercise price, of securities subject to outstanding awards or securities subject to options issued in replacement of outstanding awards."

                                       2.

         Each amendment made by this Amendment No. 1 to the Plan has been effected in conformity with the provisions of the Plan. This Amendment No. 1 was adopted by the Board of Directors of the Company on December 5, 1996 and approved by the stockholders of the Company on April 30, 1997.

                                       3.

         At the time of the adoption of this Amendment No. 1 to the Plan, 3,339,952 shares of the Company's common stock, $1.00 par value per share, were outstanding and entitled to vote, 2,023,452 were represented in person or by proxy, of which 1,999,157 shares were voted for this Amendment No. 1, 18,604 shares were voted against this Amendment No. 1 and 5,691 shares abstained from voting.

         Dated:  April 30, 1997.

                                        GULFMARK INTERNATIONAL, INC.


                                        By:     /s/ Frank R. Pierce
                                            -----------------------------------
                                                Frank R. Pierce
                                                Executive Vice President